Exhibit 99.6

[Swift Letterhead]

April 9, 2017

Mr. Jerry C. Moyes

2710 E Old Tower Rd.

Phoenix, AZ 85034

Dear Jerry:

As you know, concurrently herewith, Swift Transportation Company (to be renamed Knight-Swift Transportation Holdings Inc.) (the “Company”), Knight Transportation, Inc. (“Rook”), and Bishop Merger Sub, Inc., a wholly owned Subsidiary of the Company (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Merger Agreement”), pursuant to which the parties thereto have agreed to effect a business combination by means of (i) an amendment and restatement of the certificate of incorporation of the Company and (ii) a subsequent merger of Merger Sub with and into Rook (the “Merger”).

This letter agreement (this “Agreement”) between you and the Company amends and restates, effective as of, and conditioned upon the occurrence of, the effective time of the Merger (the “Effective Time”), that certain retirement letter agreement, dated September 8, 2016, between you and the Company (the “Previous Agreement”). Effective as of, and conditioned upon the occurrence of, the Effective Time, the Previous Agreement will be amended, restated, and superseded in its entirety by the terms set forth herein. In the event that the Merger Agreement shall be terminated in accordance with its terms prior to the Effective Time, this Agreement shall thereupon terminate.

1.	Title. During the Term (as defined herein), you will serve in the non-executive consulting role of Senior Advisor to the Executive Chairman and the Vice Chairman of the Company.

2.	Duties. In your capacity of Senior Advisor to the Executive Chairman and the Vice Chairman, you will provide such advice to the Executive Chairman and the Vice Chairman of the Company on the transition of the Company and Rook and the operation of the businesses of the Company and its affiliates (including in particular businesses of the Company prior to the Effective Time) as may be requested by the Executive Chairman or the Vice Chairman, and you will undertake such projects as may be mutually agreed by you and the Executive Chairman, Vice Chairman or the Board of Directors of the Company (the “Board”). As a non-employee, you will not have any personnel of the Company or any of its affiliates reporting to you and you will not authorize decisions for the Company or any of its affiliates (including hiring or firing any personnel), sign documents on behalf of the Company or any of its affiliates, or bind the Company or any of its affiliates except as specifically approved by the Board.

3.	Presence at Company Locations. During the Term, you will be provided exclusive use of your previous office at the Company (the “Office”). During the Term, you will be welcome at all Company locations; provided that you provide reasonable advance notice to the Executive Chairman or Vice Chairman of the Company prior to visiting any Company location other than the Office and comply with reasonable protocols applicable to such visits.

4.	Company Communications. During the Term, you will continue to receive such information prepared by management for the Executive Chairman and Vice Chairman. During the Term, you will also receive reports and other information consistent with that provided to directors, and you will have the opportunity to meet at your reasonable request with the CEO, CFO, or other members of management to discuss the Company’s progress. You will hold the information in the reports and briefings and other information you receive from the Company or any of its affiliates confidential in accordance with your fiduciary obligations as a director and Section 5.12 of that certain Stockholders Agreement dated as of the date hereof and entered into by and among you, the Company and the other parties thereto (as amended, modified or supplemented from time to time, the “Stockholders Agreement”).

5.	Duties, Term, and Compensation.

5.1.	As a non-employee, you will be an independent contractor, and the Company will not withhold taxes from your payments. You agree to be responsible for all taxes and similar payments arising out of any of your activities contemplated by this Agreement after your retirement, including, without limitation, federal, state, and local income tax, social security tax (FICA), self-employment taxes, unemployment insurance taxes, and all other applicable taxes, fees, and withholding. Upon request, you will provide us with your federal tax identification number and any other necessary information required by the Company to comply with applicable tax and other laws pertaining to your engagement as an independent contractor.

5.2.	Your consulting activities will be to provide such advice and service as may be requested by the Board, the Executive Chairman or Vice Chairman and are consistent with the activities of a senior executive. The services are not expected to be full time and will be provided at times and in manners as may be mutually agreed. In addition, subject to reimbursement of your reasonable expenses, including attorney’s fees and costs, you will offer reasonable cooperation with the Company in any litigation or administrative proceeding or investigation to which the Company or any of its affiliates is a party, unless you are advised by counsel that your cooperation would present a conflict of interest, be unlawful, or otherwise be adverse to your interests.

5.3.	The initial term of the consulting arrangement will be for the period beginning at the Effective Time and continuing through December 31, 2019 (the “Term”). The Term may be extended in one-year increments upon the mutual agreement of the parties.

5.4.	With respect to the aggregate of 94,418 of your outstanding stock options that are currently unvested and with exercise prices of $23.30 and $24.84, you will continue to vest in such stock options during the Term as if your employment continued and you will be permitted to exercise such stock options when vested through the end of the Term; provided that, at the end of the Term, vesting will cease and such stock options not exercised will be cancelled and forfeited for no consideration. Any performance units will continue to vest in accordance with the terms of the grant, as if your employment continued.

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5.5.	During the Term, (a) your consulting fee will be paid monthly in cash at the rate of $200,000 per month, (b) you will not participate in any of the annual or long-term incentive plans of the Company or any of its affiliates or contributions to the retirement plan by the Company or any of its affiliates, and (c) you will be offered COBRA coverage until June 30, 2018, subject to your having made a timely election and making timely payments of required costs. The payments and coverage under this Section 5.5 will not be subject to early termination or reduction for any reason other than breach (after not less than 30 days’ notice and opportunity to cure during such 30 days) of this Agreement by you, and the consulting payments will be payable to your spouse or estate in the event of your death or disability. During the Term, your service as a non-employee director of the Company will not be separately compensated.

5.6.	The terms described herein and in the Previous Agreement are in complete satisfaction of all claims you may have in respect of your employment by the Company and its affiliates, and the terms hereof are your sole and exclusive remedy in lieu of any other remedies at law, in equity, or under policies of the Company or any of its affiliates with respect to severance or termination of employment.

6.	Expense Reimbursement. Reasonable, out-of-pocket business expenses incurred with the approval of the Executive Chairman or Vice Chairman in connection with the performance of your duties hereunder will be reimbursed by the Company in accordance with the Company’s expense reimbursement policy.

7.	Industry and Other Events. We anticipate that you will be invited to industry, investment banking, vendor, and other events. To prevent any external confusion as to the Company’s corporate policies or views and conflicting or overlapping speaking appearances, you will provide reasonable notice to the Executive Chairman or the Vice Chairman if you intend to appear as a speaker at any such event and you will forego speaking if requested. If you attend any such events, your presence at any event will be either personal or as a member of the Board of Directors and not as a spokesman for the Company or any of its affiliates. Consistent with Regulation FD, you will not make any statements with regard to the earnings expectations or other material, non-public information regarding the Company or any of its affiliates, and you will not meet with the Company’s current or potential investors in “one-on-one” or similar situations without the prior approval of the Executive Chairman or the Vice Chairman.

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8.	Post-Retirement Matters.

8.1.	In recognition of your many years of leadership of the Company, you acknowledge that (i) you perform services of a unique nature for the Company that are irreplaceable and that your performance of such services for a competing business will result in irreparable harm to the Company, (ii) you have had and will gain access to confidential information from the date hereof and ending at the end of the Term, and you will continue to have access to such confidential information thereafter which, if disclosed, would unfairly and inappropriately assist in competition against the Company or any of its affiliates, (iii) in the course of your employment by a competitor, you would inevitably use or disclose such confidential information, (iv) the Company and its affiliates have substantial relationships with their customers, and you have had access to these customers, and (v) you have generated and will continue to generate goodwill for the Company and its affiliates. The foregoing representations shall be applicable with respect to enforcement of any provisions of Section 8 hereof and no other purpose. Accordingly, subject to the Company’s compliance with this Agreement, during the Term and for a period of two (2) years thereafter, you will not, directly or indirectly, own, manage, operate, control, be employed by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation) or render services to any person, firm, corporation or other entity, in whatever form, engaged in material competition with the Company or any of its subsidiaries or affiliates in any locale of any country in which the Company conducts business. The foregoing shall not prohibit activities consistent with or reasonably ancillary to those conducted by your affiliates, which for this purpose shall be deemed to include, without limitation, Central Freight Lines, Inc. and its affiliates, on the date hereof. This will also not prohibit you from being a passive owner of not more than one percent (1%) of the equity securities of a publicly traded corporation engaged in a business that is in competition with the Company or any of its subsidiaries or affiliates, so long as you have no active participation in the business of such corporation.

8.2.	In addition, subject to the Company’s compliance with this Agreement, during the Term and for a period of two (2) years thereafter, you will not, except in the furtherance of your duties for the Company, directly or indirectly, individually or on behalf of any other person or entity, (a) solicit, aid or induce any customer of the Company or any of its affiliates to purchase goods or services then sold by the Company or any of its affiliates from another person or entity or assist or aid any other person or entity in identifying or soliciting any such customer, in a manner that would violate Section 8.1, (b) solicit, aid or induce any employee of the Company or any of its affiliates to leave such employment or to accept employment with any other person or entity unaffiliated with the Company or hire or retain any such employee or take any action to materially assist or aid any other person or entity in identifying, hiring or soliciting any such employee, provided that an employee shall be deemed covered by this Section 8.2 while so employed and only for a period of 90 days thereafter and you shall not be prohibited from soliciting, employing, or retaining any person who is related to you by blood, marriage, or adoption, or (c) interfere, or aid or induce any other person or entity in interfering, with the relationship between the Company or any of its affiliates and any of their respective vendors, joint venturers or licensors. Notwithstanding the foregoing, you may serve as an employment reference for any employees leaving the Company.

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8.3.	You and the Company also agree as follows: You will not disparage the Company, its current or former executive officers or directors, and the Company agrees that the Company and its executive officers and directors will not, while employed by the Company or serving as a director of the Company, disparage you, your family, or any of your affiliates or representatives. For the avoidance of doubt, this will not apply to truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings, or to statements made (a) in the good faith belief that they are necessary or appropriate to make in connection with performing one’s duties and obligations to the Company, or (b) to the Board.

9.	Miscellaneous.

9.1.	This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

9.2.	The Company will indemnify you and hold you harmless to the maximum extent permitted under the By-Laws of the Company as in effect from time to time against and in respect of any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including reasonable attorney’s fees), losses, and damages resulting by reason of the fact that you are or were a director or officer of the Company, or are or were a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

9.3.	The Company will cover you under directors’ and officers’ liability insurance both during and, while potential liability exists, after the Term in the same amount and to the same extent as the Company covers its other officers and directors.

9.4.	Except for claims relating to the obligations set forth herein and in the Previous Agreement, which shall survive the Effective Time and remain enforceable, effective as of the Effective Time, each of the Company and its controlled affiliates (on the one hand) and you (on the other hand) waives, releases, and forever discharges any and all claims arising on or prior to the date hereof against the other party of every kind and character whatsoever, whether known or unknown, provided that the waiver, release and discharge by the Company and its controlled affiliates will only apply to claims in your capacity as an employee or director of the Company prior to the date hereof. Notwithstanding anything to the contrary herein, you are not waiving, releasing, or discharging any claim or right to indemnification as an employee, agent, officer, or director of the Company pursuant to the By-Laws, the Company’s charter, any existing indemnification agreement or Board policy, or applicable provisions of the Delaware General Corporation Law.

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9.5.	The parties acknowledge and agree that remedies at law for a breach or threatened breach of any of the provisions hereof would be inadequate and, in recognition of this fact, each agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the other party, without posting any bond or other security, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available, without the necessity of showing actual monetary damages.

9.6.	No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and by an officer or director designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement and (to the extent referenced herein) the Merger Agreement and the Stockholders Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes any and all prior agreements or understandings between you and the Company with respect to the subject matter hereof. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. Notwithstanding anything in this Agreement to the contrary, until the Effective Time, this Agreement may not be amended, supplemented, restated, modified, waived or terminated (and the Company may not agree to any of the foregoing) without the prior written consent of Rook (it being expressly agreed that Rook shall be a third party beneficiary of this sentence).

9.7.	The provisions of this Agreement shall be deemed severable. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by applicable law.

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9.8.	This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to its choice of law provisions). Any dispute under this Agreement shall be resolved only in the federal or state court with appropriate jurisdiction located in Maricopa County, Arizona. With respect to any dispute, the applicable Arizona court required by the preceding sentence, shall be referred to herein as the “Applicable Court.” In that context, and without limiting the generality of the foregoing, each of the parties hereto irrevocably and unconditionally (a) submits in any proceeding relating to this Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the Applicable Court, and appellate courts having jurisdiction of appeals from the foregoing, and agrees that all claims in respect of any such Proceeding shall be heard and determined in the Applicable Court, (b) consents that any such Proceeding may and shall be brought in such courts and waives any objection that you or the Company may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same, (c) waives all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or your employment by the Company or any affiliate of the Company, or your or the Company’s performance under, or the enforcement of, this Agreement, (d) agrees that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at your or the Company’s address as provided to the other party in connection with this Agreement, and (e) agrees that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware or Arizona. The parties acknowledge and agree that in connection with any dispute hereunder, each party shall pay all of its own costs and expenses, including, without limitation, its own legal fees and expenses.

Jerry, we look forward to continuing your long and successful legacy at the Company together. This Agreement is effective as of the Effective Time. Please signify your agreement with the terms herein by acknowledging below.

****Signature Page Follows****

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****Signature Page to Amended and Restated Consulting Letter****

Very truly yours,

SWIFT TRANSPORTATION COMPANY

By:	/s/ Virginia Henkels
Name:	Virginia Henkels
Title:	Executive Vice President and
Chief Financial Officer

JERRY C. MOYES

/s/ Jerry C. Moyes